Exhibit 10.17

EXECUTION COPY

THE SALE, ASSIGNMENT OR TRANSFER OF THE OBLIGATIONS EVIDENCED HEREBY IS SUBJECT TO THE TERMS AND CONDITIONS OF A NON-DISTURBANCE AGREEMENT DATED AS OF NOVEMBER 14, 2008 BY AND BETWEEN CODEX'S, INC., THE MARK A. EMALFARB TRUST UNDER AGREEMENT DATED OCTOBER 1, 1987, AS AMENDED, FRANCISCO TRUST UNDER AGREEMENT DATED FEBRUARY 28, 1996, AS AMENDED, MARK A EMALFARB, AND DYADIC INTERNATIONAL (USA), INC. EACH SUCCESSIVE HOLDER OF THIS NOTE OR ANY PORTION THEREOF, AGREES (1) TO BE BOUND BY THE TERMS OF THE NON-DISTURBANCE AGREEMENT AND (2) THAT IF ANY CONFLICT EXISTS BETWEEN THE TERMS OF THIS NOTE OR ANY DOCUMENT OR SECURITY AGREEMENT EXECUTED IN CONNECTION WITH THE DELIVERY OF THIS NOTE AND THE TERMS OF THE NON-DISTURBANCE AGREEMENT, THE TERMS OF THE NON-DISTURBANCE AGREEMENT SHALL GOVERN AND BE CONTROLLING.

Jupiter, Florida
Dated as of November 14, 2008

AMENDED & RESTATED NOTE

FOR VALUE RECEIVED, DYADIC INTERNATIONAL (USA), INC. (formerly known as Dyadic International, Inc.), a Florida corporation ("Dyadic Florida") and DYADIC INTERNATIONAL, INC., a Delaware corporation ("Dyadic Delaware" and together with Dyadic Florida, the "Borrower"), jointly and severally promise to pay to the order of the MARK A. EMALFARB TRUST, under agreement dated October 1, 1987, as amended, (hereafter, together with any subsequent holder hereof, called "Lender"), at its main office at 193 Spyglass Court, Jupiter, Florida 33477, or at such other place as Lender may direct, on or before January 1, 2009, the scheduled maturity date hereof, the unpaid principal balance of TWO MILLION FOUR HUNDRED TWENTY FOUR THOUSAND TWO HUNDRED NINETY FOUR AND NO /100 UNITED STATES DOLLARS ($2,424,294.00) (the "Loan"), plus accrued interest.

This Amended & Restated Note ("Amended Note") modifies, amends and is issued in replacement of that certain Revolving Note dated as of May 29, 2003 as amended, by Dyadic Florida in favor of Lender in the original aggregate principal amount of Three Million and No/100 United States Dollars ($3,000,000.00) (the "Prior Note"). This Amended Note shall not operate as a novation, but only as a substitute for, and replacement of; the Prior Note.

1.                   PAYMENTS OF INTEREST AND PRINCIPAL AND FEES.

1.1                Interest under Prior Note. Borrower acknowledges and agrees that notwithstanding anything contained in the Prior Note to the contrary, (i) from and after January 1, 2008, interest payable under the Prior Note accrued at a rate equal to fourteen percent (14%) per annum (the "Interest Rate"), and (ii) Borrower paid quarterly interest payments to Lender from and after January 1, 2008 at a rate equal to eight percent (8%) per annum (the 'Payment Rate"), Any such interest which accrued but remained unpaid as of the date hereof pursuant to the Prior Note, as modified, or interest which hereafter accrues under this Amended Note but is unpaid pursuant to the terms of Section 1.2 hereof, is hereinafter collectively referred to as the "Deferred Interest".

1.2                Interest under Amended Note. From and after the date hereof, interest shall accrue under this Amended Note at the Interest Rate payable on all sums due under the Loan Documents (as hereinafter defined), including, without limitation, on the principal balance and Deferred Interest outstanding hereunder from time to time, Notwithstanding the foregoing, Borrower agrees to pay interest to Lender hereunder at the Payment Rate, which interest payments shall be due on the last day of each calendar quarter after the date hereof. All accrued and unpaid interest, including, but not limited to Deferred Interest, shall be paid to Lender on the Maturity Date (as hereinafter defined).

1.3                Payment of Principal. The entire outstanding principal balance of the Loan and accrued interest thereon shall be due and payable on January 1, 2009 (or on the first Business Day thereafter, if said date is not a Business Day) ("Maturity Date"), unless earlier due and payable by reason of the acceleration of the maturity of this Amended Note. As used herein, the term "Business Day" shall mean any day on which banking associations are required to be open for business in Jupiter, Florida.

1.4                Scheduled Payments. Contemporaneously with the execution of this Amended Note, Dyadic Florida entered into a certain License Agreement with Codexis, Inc. ("License Agreement"). The terms of said License Agreement provide for payment to Dyadic Florida of certain license issuance fees ("License Fees"). Notwithstanding anything contained herein to the contrary and in addition to the payment of interest as required above, Borrower shall pay to Lender the following amounts from such License Fees: (1) One Million Dollars ($1,000,000) on or before the first to occur of December 15, 2008, or the date upon which Dyadic Florida receives or is scheduled to receive the first payment of such License Fees; and (ii) fifty percent (50%) or such lesser percentage as Lender is willing to accept of each additional payment received by Dyadic Florida pursuant to such License Agreement. Such amount shall first be applied to any accrued but unpaid interest existing as of such date, next to any Deferred Interest, and next to the payment of principal,

1.5                Calculation of Interest. Interest on this Amended Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed in any portion of a month for which interest maybe due.

1.6              Fees. All costs, expenses and charges incurred in connection with this Loan, including but not limited to documenting, evidencing, securing, filing, protecting or enforcing any of Lender's rights under the Loan Documents (as hereinafter defined), unless otherwise agreed to in writing by the Lender, shall be charged to, and be borne and paid within three (3) Business Days (as hereinafter defined) of Lender's demand by Borrower, including but not limited to Lender's attorneys' fees.

2.                   REFERENCES TO COLLATERAL, FACILITY TYPE AND OTHER LOAN DOCUMENTS.

2.1                Lender's Funding Obligation. Borrower acknowledges that the Loan has been fully funded and that Lender shall have no obligation whatsoever to, make any additional advances hereunder or otherwise to extend credit to Borrower. Any principal amount of the Loan which is repaid prior to the Maturity Date may not be reborrowed at any time.

2.2                Collateral. This Amended Note is secured without limitation as provided in the following and all related documents, in each case as amended, modified, renewed, restated or replaced fiom time to time (the Amended Note and such other documents are collectively referred to herein as the "Loan Documents"):

(a)	Loan and Security Agreement of even date herewith executed by Borrower ("LSA");

(b)	Collateral Assignment of Inventions and Patents and Patent Applications executed by Borrower;

(c)	Control Agreement of even date herewith executed by and among Borrower, Lender and Citibank.

(d)	Collateral Assignment of Trademarks executed by Borrower; and

(e)	UCC Financing Statements of even date herewith of Borrower.

3.                   USE OF PROCEEDS.

Borrower represents and warrants that the proceeds of this Amended Note were and will be used solely for business purposes, and not for personal, family or household use, within the meaning of Federal Truth-in-Lending and similar state laws and regulations.

4.                   REPRESENTATIONS.

Borrower hereby represents and warrants to Lender that

(a)	Borrower is existing and in good standing under the laws of their state or other jurisdiction of formation, are duly qualified, in good standing and authorized to do business in each jurisdiction where failure to do so might have a material adverse impact on the consolidated assets, condition or prospects of Borrower; the execution, delivery and performance of this Amended Note and all related documents and instruments are within Borrower's powers and have been authorized by all necessary corporate action;

(b)	the execution, delivery and performance of this Amended Note and all related documents and instruments have received any and all necessary governmental approval, and do not and will not contravene or conflict with (i) any provision of law or charter, operating agreement or bylaws of Borrower or (ii) any agreement affecting Borrower or its property.

(c)	There has been no material adverse change in the business, condition, properties, assets, operations or prospects of Borrower since the date of the latest financial statements, if any, provided on behalf of Borrower to Lender.

(d)	Borrower has filed or caused to be filed all federal, state, and local tax returns that are required to be filed, and has paid or has caused to be paid all of its taxes, including without limitation any taxes shown on such returns or on any assessment received by it, to the extent that such taxes have become due.

5.                   DEFAULT.

The occurrence and continuation of any of the following events shall constitute a "Default":

(a)	failure to pay, when and as due, any principal, interest or other amounts payable hereunder or failure to comply with or perform any agreement or covenant of Borrower contained herein; or failure to pay when and as due, any principal, interest, or other amounts payable to Lender under any other notes executed and delivered to Lender by Borrower; or

(b)	any "Default" as defined in the LSA, or default, or event of default, or similar event shall occur or continue to occur beyond the expiration of any notice and cure periods under any other Loan Document, or any Loan Document shall not be, or shall cease to be, enforceable in accordance with its terms.

Notwithstanding the foregoing, or anything contained herein or in any of the Loan Documents, Debtor's failure to pay all of the sums payable under this Amended Note on the Maturity Date shall constitute a Default, and Secured Party shall be under no obligation to provide any notice of the Maturity Date, or failure to pay, and Debtor shall have no right or opportunity to cure such Default

6.                   DEFAULT REMEDIES.

(a)	Upon the occurrence and during the continuance of any Default specified in Section 5, Lender at its option may declare this Amended Note (principal, interest and other amounts) immediately due and payable without action of any kind on the part of Lender. Upon the occurrence and during the continuance of any Default, Lender may exercise any rights and remedies under this Amended Note, any related document or instrument (including without limitation any pertaining to collateral), and at law or in equity.

(b)	Lender may, by written notice to Borrower, at any time and from time to time, waive any Default or "Unmatured Event of Default" (as defined below), which shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, Lender and Borrower shall be restored to their former position and rights hereunder, and any Default or Unmatured Event of Default so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to or impair any subsequent or other Default or Unmatured Event of Default. No failure to exercise, and no delay in exercising, on the part of Lender of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of

Lender herein provided are cumulative and not exclusive of any rights or remedies provided by law. "Unmatured Event of Default" means any event or condition which might become a Default if continuing after notice or the passage of time or both.

(c)	Borrower acknowledges the existence of certain defaults under the Prior Note and documents executed in connection therewith (the "Prior Loan Documents") and that it received proper notice and opportunity to cure such defaults flora Lender in accordance with the terms of the Prior Note and Prior Loan Documents. So long as no Default or Unmatured Event of Default shall occur under the terms of this Amended Note, Lender agrees to forbear in the exercise of the Lender's rights and remedies against Borrower under the Prior Note and Prior Loan Documents.

7.                   NO INTEREST OVER LEGAL RATE.

Borrower does not intend or expect to pay, nor does Lender intend or expect to charge, accept or collect any interest which, when added to any fee or other charge upon the principal which may legally be treated as interest, shall be in excess of the highest lawful rate. If acceleration, prepayment or any other charges upon the principal or any portion thereof, or any other circumstance, result in the computation or earning of interest in excess of the highest lawful rate, then any and all such excess is hereby waived and shall be applied against the remaining principal balance. Without limiting the generality of the foregoing, and notwithstanding anything to the contrary contained herein or otherwise, no deposit of funds shall be required in connection herewith which will, when deducted from the principal amount outstanding hereunder, cause the rate of interest hereunder to exceed the highest lawful rate.

8.                   PAYMENTS, ETC.

All payments hereunder shall be made in immediately available funds, and shall be applied first to accrued interest payable at the Payment Rate, then to Deferred Interest and then to principal; however, if a Default occurs, Lender may, in its sole discretion, and in such order as it may choose, apply any payment to interest, principal and/or lawful charges and expenses then accrued. All payments hereunder shall be made without deduction for or on account of any present or future taxes, duties or other charges levied or imposed on this Amended Note or the proceeds, Lender or Borrower, by any government or political subdivision thereof. Borrower shall upon request of Lender pay all such taxes, duties or other charges in addition to principal and interest, including without limitation all documentary stamp and intangible taxes, but excluding income taxes based solely on Lender's income.

9.                   NOTICES.

All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made when deposited in the mail, postage prepaid, addressed if to Lender to its main office indicated above, and if to Borrower to its address set forth below, or to such other address as may be hereafter designated in writing by the respective parties hereto or, as to Borrower, may appear in Lender's records.

10.               MISCELLANEOUS.

This Amended Note and any document or instrument executed in connection herewith shall be governed by and construed in accordance with the internal laws of the State of Florida. Unless the context requires otherwise, wherever used herein the singular shall include the plural and vice versa, and the use of one gender shall also denote the other. Captions herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof; references herein to Sections or provisions without reference to the document in which they are contained are references to this Amended Note. This Amended Note shall bind Borrower, its successors and assigns, and shall inure to the benefit of Lender, its successors and assigns, except that Borrower may not transfer or assign any of its rights or interest hereunder without the prior written consent of Lender. Borrower agrees to pay upon demand all expenses (including without limitation attorneys' fees, legal costs and expenses, whether in or out of court, in original or appellate proceedings or in bankruptcy) incurred or paid by Lender or any holder hereof in connection with the enforcement or preservation of its rights hereunder or under any document or instrument executed in connection herewith. Borrower expressly and irrevocably waives notice of dishonor or Default or other default as well as presentment, protest, demand and notice of any kind in connection herewith.

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IN WITNESS WHEREOF, the undersigned have caused this Amended Note to be executed and delivered as of the 14th day of November, 2008, at Jupiter, Florida.

DYADIC INTERNATIONAL (USA), INC.
(formerly known as Dyadic International, Inc.),
a Florida corporation

By:	/s/ Vito G. Pontrelli
	Name:	Vito G. Pontrelli
	Title:	Interim CFO

DYADIC INTERNATIONAL, INC., a
Delaware corporation

By:	/s/ Vito G. Pontrelli
	Name:	Vito G. Pontrelli
	Title:	Interim CFO

Address of Borrower for Notices:

140 Intracostal Pointe Drive
Suite 404
Jupiter, Florida 33477

FIRST AMENDMENT TO AMENDED & RESTATED NOTE

This FIRST AMENDMENT TO AMENDED AND RESTATED NOTE (this "Amendment"), dated as of April 12, 2012, is entered into between DYADIC INTERNATIONAL, INC., a Delaware corporation, its wholly owned subsidiary, DYADIC INTERNATIONAL (USA), INC., a Florida corporation (together, the "Borrower"), and THE MARK A. EMALFARB TRUST UNDER AGREEMENT DATED OCTOBER 1, 1987, AS AMENDED (the "Lender").

RECITALS:

A.	The Borrower has executed and delivered to the Lender that certain Amended & Restated Note dated as of November 14, 2008 (the "Amended Note"). All capitalized terms used herein which are not defined shall have the meaning ascribed to them in the Amended Note.

B.	The Borrower has requested that the Lender amend the Amended Note, and the Lender has agreed to do so.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

1.	The first sentence of Section 1.1 of the Amended Note is hereby deleted and replaced with the following:

"Borrower acknowledges and agrees that notwithstanding anything contained in the Prior Note to the contrary, from and after January 1, 2008 through December 31, 2009, interest payable under the Prior Note accrued at a rate equal to fourteen percent (14%) per annum. "

2.	Section 1.2 of the Amended Note is hereby deleted and replaced with the following:

"7.2 Interest under Amended Note. From and after January 1, 2010, interest shall accrue under this Amended Note at a rate equal to nine and one-half percent (9-1/2%) per annum through the Maturity Date (as hereinafter defined), which interest payments shall be due on the last day of each calendar quarter after the date hereof. All accrued and unpaid interest, including, but not limited to, Deferred Interest, shall be paid to Lender on the Maturity Date."

3.	The first sentence of Section 1.3 of the Amended Note is hereby deleted and replaced with the following:

"The entire outstanding principal balance of the Loan and accrued interest thereon shall be due and payable on January 1, 2014 (or on the first Business Day thereafter, if said date is not a Business Day ("Maturity Date"), unless earlier due and payable by reason of the acceleration of the maturity of this Amended Note"

4.	The Lender represents that it has not assigned or transferred its rights, duties, obligations and responsibilities under the Amended Note, in whole or in part, to any other party.

5.	This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of winch taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

6.	Except as specifically amended hereby, all terms and provisions of the Amended Note shall remain unaltered and in full force and effect.

IN WITNESS WHEREOF, the Borrower and the Lender have caused this Amendment to be duly executed and delivered by their duly authorized representatives as of the day and year first above written.

BORROWER

DYADIC INTERNATIONAL, INC., a Deleware corporation

By:	/s/ Mark A. Emalfarb
Name: Mark A. Emalfarb
Title: President and CEO

DYADIC INTERNATIONAL (USA), INC., A Florida corporation

By:	/s/ Mark A. Emalfarb
Name: Mark A. Emalfarb
Title: President and CEO

LENDER:

THE MARK A. EMALFARB TRUST UNDER AGREEMENT DATED OCTOBER 1, 1987, AS AMENDED

By:	/s/ Mark A. Emalfarb
Name: Mark A. Emalfarb
Title: Trustee

SECOND AMENDMENT TO AMENDED & RESTATED NOTE

This SECOND AMENDEMNT TO AMENDED AND RESTATED NOTE (this “Amendment”), dated as of September 24, 2013, is entered into between DYADIC INTERNATIONAL, INC.,  a Delaware corporation, its wholly owned subsidiary, DYADIC INTERNATIONAL (USA), INC., a Florida corporation (together, the “Borrower”), and THE MARK A. EMALFARB TRUST UNDER AGREEMENT DATED OCTOBER 1, 1987, AS AMENDED (the “Lender”).

Recitals:

A.	The Borrower has executed and delivered to the Lender that certain Amended & Restated Note dates as of November 14, 2008 (the “Amended Note”). All capitalized terms used herein which are not defined shall have the meaning ascribed to them in the Amended Note.

B.	The Borrower has requested that the Lender amend the Amended Note, and the Lender has agreed to do so.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

1.	The first sentence of Section 1.3 of the Amended Note is hereby deleted and replaced with the following:

“The entire outstanding principal balance of the Loan and accrued interest thereon shall be due and payable on January 1, 2015 (or on the first Business Day thereafter, if said date is not a Business Day (“Maturity Date”), unless earlier due and payable by reason of the acceleration of the maturity of this Amended Note.”

2.	The Lender represents that it has not assigned or transferred its rights, duties, obligations and responsibilities under the Amended Note, in whole or in part, to any other party.

3.	This Amended may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

4.	Except as specifically amended hereby, all terms and provisions of the Amended Note shall remain unaltered and in full force and effect.

IN WITNESS WHEREOF, the Borrower and the Lender have caused this Amendment to be duly executed and delivered by their duly authorized representatives as of the day and year first above written.

BORROWER:

DYADIC INTERNATIONAL, INC.,
a Delaware corporation

By:	/s/ Mark A. Emalfarb
Name: Mark A. Emalfarb
Title: President and CEO

DYADIC INTERNATIONAL (USA), INC.
a Florida corporation

By:	/s/ Mark A. Emalfarb
Name: Mark A. Emalfarb
Title: President and CEO

LENDER:

THE MARK A. EMALFARB TRUST UNDER AGREEMENT DATED OCTOBER 1, 1987, AS AMENDED

By:	/s/ Mark A. Emalfarb
Name: Mark A. Emalfarb
Title: Trustee